UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 4, 2015

ANSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year.

On August 4, 2015, the Board of Directors (the “Board”) of Ansys, Inc. (“Ansys”) adopted an amendment (the “Amendment”) to its Second Amended and Restated By-laws, as amended (the “A&R Bylaws”), to include a new Article VII entitled “Exclusive Jurisdiction of Delaware Courts.” In accordance with Section 115 of the Delaware General Corporation Law, Article VII designates the Court of Chancery of the State of Delaware as the sole and exclusive forum, to the fullest extent permitted by law, and unless the Company consents to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of Ansys, (ii) any action asserting a claim of a breach of a fiduciary duty owed by any director, officer or other employee of Ansys to Ansys or Ansys’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, Ansys’s Certificate of Incorporation or Ansys’s A&R Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The Amendment went into effect on August 4, 2015.

The foregoing description of the new bylaw provision does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 3 to the Second Amended and Restated By-laws of ANSYS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: August 7, 2015	By:	/s/ Sheila S. DiNardo
	Name:	Sheila S. DiNardo
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 3 to the Second Amended and Restated By-laws of ANSYS, Inc.